EXHIB. 10.2

           FIRST AMENDMENT TO AGREEMENT FOR PURCHASE
         AND SALE OF REAL ESTATE AND RELATED PROPERTY
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     THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (this "Amendment") is dated as of the 6th day of December, 1996, by and between CARLYLE INCOME PLUS, LTD., an Illinois limited partnership ("Seller") and AMB RETAIL INCOME FUND, INC., a Maryland corporation ("Purchaser").

                          WITNESSETH:
                         ---------------

     WHEREAS, Seller and Purchaser entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of November 19, 1996 (the "Agreement"), pursuant to which Agreement Seller agreed to sell, and Purchaser agreed to purchase, certain real property located in the City of Chicago, County of Cook, State of Illinois, commonly known as the Riverview Plaza Shopping Center, as legally described on Exhibit A to the Agreement (the "Premises"); and
     WHEREAS, Section 13Q of the Agreement provides that Seller will be responsible, as a post-closing obligation, for reimbursing Ameritech Mobile Communications Inc., a tenant at the Premises ("Ameritech"), for certain improvements to Ameritech's leased premises; and
     WHEREAS, Seller and Purchaser desire to amend Section 13Q of the Agreement to provide that Seller is not obligated for reimbursing Ameritech, but rather for the payment by or on behalf of Seller of certain improvements to Ameritech's leased premises.

          NOW, THEREFORE, in consideration of these premises, of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Seller and Purchaser hereby agree as follows:
     1. All capitalized terms used herein and not defined shall have the same meaning as set forth in the Agreement.
     2. Section 13Q of the Agreement is hereby amended and restated in its entirety as follows:
          "Seller and Purchaser agree that certain tenant improvements required to be constructed by landlord under the Ameritech lease (the "Ameritech Tenant Improvements") have been completed but not yet fully paid, and that leasing commissions in connection with the Ameritech lease have not been fully paid. Seller agrees, as post-closing obligations: (i) to pay, or cause to be paid, any and all costs and expenses required to be paid in connection with the Ameritech Tenant Improvements, and to deliver to Purchaser evidence of such payment; (ii) to pay, as and when due, any leasing commissions payable in connection with the initial term of the Ameritech lease, and to deliver to Purchaser evidence of such payment; and (iii) to indemnify, protect, reimburse, defend and hold Purchaser harmless from and against any and all loss, cost, expense, charge, liability or damage resulting from Seller's failure

     to perform its obligations under (i) and (ii) hereinabove, which indemnity shall survive the Closing and transfer of the Property to Purchaser, and shall expire upon satisfaction of the obligations of Seller under (i) and
     (ii) hereinabove. In addition to the other conditions to Closing expressly set forth in this Agreement, it shall be a condition of Purchaser to close the transaction contemplated hereby that Purchaser receives at or before Closing an estoppel certificate from Ameritech in accordance with the provisions of Section 10E(ii) of this Agreement."
     3. Except as specifically set forth herein, all other terms and conditions as set forth in the Agreement shall remain in full force and effect, and are not otherwise amended, altered, modified or revised.
     4. This Amendment may be signed in any number of counterparts, all of which when taken together shall constitute one instrument.
     IN WITNESS WHEREOF, Seller and Purchaser have caused this First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property to be executed as of the day and year first above written.

SELLER:                            PURCHASER:
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CARLYLE INCOME PLUS, LTD.,         AMB RETAIL INCOME FUND, INC.,
an Illinois limited partnership         a Maryland corporation
By:
     --------------------------    By:  ---------------------
Its:                               Its:
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EXHIB. 10.3
          SECOND AMENDMENT TO AGREEMENT FOR PURCHASE
         AND SALE OF REAL ESTATE AND RELATED PROPERTY
          ------------------------------------------

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (this Amendment) is dated as of the 11th day of December, 1996, by and between CARLYLE INCOME PLUS, LTD., an Illinois limited partnership (Seller) and AMB RETAIL INCOME FUND, INC., a Maryland corporation (Purchaser)
                          WITNESSETH:
                          ----------
     WHEREAS, Seller and Purchaser entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of November 19, 1996 (the Agreement), which Agreement was amended by that certain First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated as of December 6, 1996 (the First Amendment)
(the Agreement as amended by the First Amendment is hereinafter referred to as the Agreement), pursuant to which Agreement Seller agreed to sell, and Purchaser agreed to purchase, certain real property located in the City of Chicago, County of Cook, State of Illinois, commonly known as the Riverview Plaza Shopping Center, as legally described on Exhibit A to the Agreement (the Premises); and

     WHEREAS, Tandy Corporation, a Delaware corporation, d/b/a Radio Shack (Radio Shack), entered into a lease dated February 9, 1981 with Seller's predecessor-in-interest (the lease, as may have been amended, is hereinafter referred to as the Lease), for certain space at the Premises designated as Store B-7 in the Lease and containing approximately 2560 square feet (the Leased Premises); and
     WHEREAS, the Term of the Lease expired June 30, 1996; and WHEREAS, Seller has negotiated with and delivered to Radio
Shack a renewal lease for execution on behalf of Radio Shack (the Renewal Lease), which Renewal Lease contains terms and provisions that have been approved by Radio Shack, but, as of the date hereof, Radio Shack has not delivered to Seller an executed Renewal Lease; and
     WHEREAS, Seller apprised Purchaser during the Due Diligence Period of the status of the Lease and the Renewal Lease, and Purchaser reviewed and approved the terms and provisions of the Renewal Lease; and
     WHEREAS, in light of the Closing of the transaction contemplated under the Agreement and that Radio Shack has not as of the date hereof delivered to Seller an executed Renewal Lease, Purchaser has requested that Seller indemnify Purchaser with respect to certain costs and expenses which may arise in the event Radio Shack does not execute and deliver the Renewal Lease; and

     WHEREAS, Seller has agreed to provide such indemnification to Purchaser, in accordance with and subject to the terms and provisions set forth hereinbelow.
     NOW, THEREFORE, in consideration of these premises, of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Seller and Purchaser hereby agree as follows:
     1. All capitalized terms used herein and not defined shall have the same meaning as set forth in the Agreement.
     2. Seller and Purchaser hereby agree that in the event Radio Shack ceases to occupy and vacates the Leased Premises during the period from January 1, 1997 through June 30, 1997 (the Indemnification Period), Seller shall reimburse Purchaser for certain costs and expenses as set forth below which Purchaser may incur as a result thereof; provided, however, that in no event shall the total of all such costs and expenses exceed the sum of $75,000.00 (the Maximum Reimbursement
Amount):
          (a) Minimum Rent (as defined in the Lease), equal to $4,320.00 per month ($20.25/square foot), for a total of $25,920.00 for the Indemnification Period (the Maximum Minimum Rent Reimbursement Amount). The Maximum Minimum Rent Reimbursement Amount shall be reduced for each month Radio Shack occupies the Leased Premises during the Indemnification Period. For example, if Radio Shack occupies the Leased Premises from January, 1997 through March, 1997, and thereafter Radio Shack vacates the Leased Premises, then Seller's total liability for reimbursement to Purchaser of Minimum Rent will be $12,960.00 ($4,320.00/month x 3 months [April, 1997 - June, 1997] =
     $12,960.00).

          (b)  Additional rent (including Tenant's Tax
     Share and Tenant's Shopping Center Common Area Pro
     Rata Share of the Shopping Center Common Area
     Maintenance Costs, as such terms are defined in the Lease), equal to $2,133.33 per month ($10.00/square foot), for a total of $12,800.00 for the Indemnification Period (the Maximum Additional Rent
     Reimbursement Amount).  The Maximum Additional Rent
     Reimbursement Amount shall be reduced for each month
     Radio Shack occupies the Leased Premises during the Indemnification Period. For example, if Radio Shack occupies the Leased Premises from January, 1997 through March, 1997, and thereafter Radio Shack vacates the Leased Premises, Seller's total liability for reimbursement to Purchaser of additional rent will be $6,400.00 ($2,133.33/month x 3 months [April, 1997
     - June, 1997] = $6,400.00).

          (c) The amounts which may be due by Seller to Purchaser pursuant to subsections 2(a) and (b) hereinabove shall be prorated for any portion of any

     month during which Radio Shack occupies the Leased Premises. In the event Radio Shack vacates the Leased Premises prior to the expiration of the Indemnification Period and Purchaser is entitled to reimbursement from Seller of Minimum Rent and additional rent in accordance with the terms and provisions of subsections 2(a) and (b) hereinabove, Purchaser shall submit a statement to Seller setting forth the amount Purchaser calculates it is entitled to receive from Seller. Provided Seller agrees with Purchaser's calculations, Seller shall reimburse Purchaser within ninety (90) days after receipt of Purchaser's statement. If Seller does not agree with Purchaser's calculations, Seller shall so notify Purchaser in writing of its disagreement, and the parties shall thereafter use reasonable efforts to agree upon an amount due to Purchaser. Seller shall not be obligated or required under any circumstances to reimburse Purchaser for any statement received by Seller after July 31, 1997. In no event shall the amount to be reimbursed by Seller to Purchaser (i) under subsection 2(a) exceed the Maximum Minimum Rent Reimbursement Amount, and (ii) under subsection 2(b) exceed the Maximum Additional Rent Reimbursement Amount.
(d) The cost of building out the Leased Premises for a new tenant, the cost of such tenant improvement work not to exceed the sum of $25,600.00 ($10.00/square foot x 2560 square feet = $25,600.00) (the Maximum TI Reimbursement Amount). In the event Purchaser is required to perform tenant improvement work at the Leased Premises for a new tenant, Purchaser must submit copies of bills and statements evidencing the actual costs incurred by Purchaser in connection with such tenant improvement work at the Leased Premises. All such bills and statements must be received by Seller on or before December 31, 1997, and Seller shall not be obligated or required under any circumstances to reimburse Purchaser for any bills or statements received by Seller after December 31, 1997. Seller shall reimburse Purchaser within ninety (90) days after receipt of Purchaser's bills and statements; provided, however, that in no event shall the amount to be reimbursed by Seller to Purchaser hereunder exceed in total the Maximum TI Reimbursement Amount.

          (e)  The cost of any brokerage fees or
     commissions incurred in connection with the leasing of the Leased Premises to a new tenant, the cost of such brokerage fees or commissions not to exceed the sum of $10,240.00 ($4.00/square foot x 2560 square feet =
     $10,240.00) (the Maximum Brokerage Commission Reimbursement Amount). Purchaser must submit copies of bills or statements evidencing the brokerage fees or commissions due in connection with the leasing of the Leased Premises to a new tenant, which bills or statements must be received by Seller on or before

     December 31, 1997, and Seller shall not be obligated or required under any circumstances to reimburse Purchaser for any bills or statements received by Seller after December 31, 1997. Seller shall reimburse Purchaser within ninety
     (90) days after receipt of Purchaser's bills or statements; provided, however, that in no event shall the amount to be reimbursed by Seller to Purchaser hereunder exceed in total the Maximum Brokerage Commission Reimbursement Amount.

     3. Notwithstanding anything in this Amendment to the contrary, if Radio Shack (a) has not vacated the Leased Premises prior to the expiration of the Indemnification Period, or
(b) has executed and delivered the Renewal Lease, or executes and delivers a lease that is substantially similar to the Renewal Lease with modifications that are commercially reasonably acceptable to Purchaser prior to the expiration of the Indemnification Period, then in either event the indemnification and reimbursement obligations of Seller set forth in this Amendment shall immediately cease and terminate, this Amendment and the terms and provisions set forth herein shall be null and void, and the parties hereto shall have no further rights or obligations hereunder.
     4. In the event Radio Shack vacates the Leased Premises prior to the expiration of the Indemnification Period, Purchaser shall and hereby agrees to use its best efforts to relet the Leased Premises or any part thereof to any person or entity, and Purchaser shall not unreasonably refuse to accept any commercially reasonable new tenant. In addition, in the event
Purchaser relets the Leased Premises during the Indemnification Period, and the new lease provides for a rental abatement period which occurs during the Indemnification Period, the amount of Minimum Rent or additional rent that Seller is required to reimburse Purchaser for pursuant to subsections 2(a) and (b) hereinabove during any such rental abatement period which occurs during the Indemnification Period shall be reduced by the adjusted rental per month due under such new lease. For purposes of this Section 4, adjusted rental per month shall be the quotient of the total rent (including base rent, additional rent and any other abated amounts) due during the initial term of such new lease divided by the total number of months in the initial term of such new lease.
     5. Seller and Purchaser hereby agree that the Maximum Indemnification Amount has been agreed upon, after negotiation, as the parties reasonable estimate of Purchaser's damages and as Purchaser's sole and exclusive remedy against Seller, at law or in equity, in connection with the Lease and with the matters set forth in this Amendment.
     6. Except as specifically set forth herein, all other terms and conditions as set forth in the Agreement shall remain in full force and effect, and are not otherwise amended, altered, modified or revised.
     7. This Amendment may be signed in any number of counterparts, all of which when taken together shall constitute one instrument.
     IN WITNESS WHEREOF, Seller and Purchaser have caused this Second Amendment to Agreement for Purchase and Sale of Real Estate and Related Property to be executed as of the day and year first above written.

SELLER:                            PURCHASER:
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CARLYLE INCOME PLUS, LTD.          AMB RETAIL INCOME FUND, INC.,
an Illinois limited partnership    a Maryland corporation

By:  JMB REALTY CORPORATION,
     a Delaware corporation, a general partner


     By:_______________________________
By:_________________________________
    Brian K. Ellison, Vice President

Its:_________________________________